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                                                                EXHIBIT 10(xiii)

                                   PFIZER INC.
                              RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (As amended through 6/94)

1.    Purpose and Effective Date of Plan

This plan shall be known as the Pfizer, Inc Restricted Stock Plan for Non-Employee Directors. The purpose of this Plan is to enable Pfizer Inc ("the Company") to attract and retain persons of outstanding competence to serve as directors of the Company by paying such persons a portion of their compensation in stock of the Company pursuant to the terms of this Plan. The Plan shall become effective as of October 1, 1989, subject to the approval of the shareholders of the Company.

2.    Stock Available for the Plan

An aggregate of 50,000 shares of common stock of $0.10 par value of the Company shall be available for delivery, pursuant to the provisions of this Plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this Plan which become forfeited for any reason shall again be available for other restricted awards under the Plan.

3.    Eligibility for Participation in Plan

Participation in this Plan is limited to persons who serve as directors of the Company and who are not "employees" of the Company (or its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974, as amended. It is intended that all non-employee directors of the Company will be participants to the Plan.

4.    Awards of Restricted Common Stock Under the Plan

Upon the effective date of the Plan, each participant in the Plan shall receive an award of 100 restricted shares of common stock. Thereafter, awards consisting of 100 restricted shares of common stock will be made to each participant, who is elected or who continues as a director, each year, effective as of the date of the Annual Meeting of Shareholders. Upon the election of a director to fill a vacancy, the director so elected shall be awarded 100 restricted shares of common stock.

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Each award of restricted shares under this Plan shall be immediately registered in the name of the participant but shall be expressly subject to the restrictions, the service provisions, and the other, terms and conditions set forth in Section 5 of this Plan.

5. Restrictions, Removal of Restrictions, and Terms and Conditions of Awards of Restricted Shares

         (a) Each participant shall have the right to receive all dividends and other distributions made with respect to restricted shares registered in his or her name and shall have the right to vote or execute proxies with respect to such registered restricted shares, unless and until such shares are forfeited pursuant to the provisions of this Plan. Each participant shall have the right to defer receipt of said dividends or other such distributions.

Possession of the certificates of restricted shares shall be retained by the Treasurer of the Company for the benefit of participants, but subject to the restrictions of this Plan, until the provisions of the Plan relating to removal of the restrictions have been satisfied.

         (b) Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred by the participant unless and until all of the restrictions imposed by this Plan have been removed pursuant to the provisions of this Plan. Where the restrictions are removed from such shares within less than six months of the date of grant, the participant shall not dispose of such shares until six months have elapsed from the date of grant.

         (c) None of the shares of restricted stock awarded under this Plan shall become free of restrictions and non-forfeitable until the termination of the participant's service as a director of the Company at the earliest of the participant's:

            (i)   death or disability;

            (ii)  retirement-from the Board within one year of attaining age 70;

            (iii) failure to be re-elected after being duly nominated; or

            (iv)  resignation to enter government service.

Subject to Section 5(d) below, any involuntary termination for cause effected by Board or shareholder action, shall result in forfeiture of the restricted shares.

         (d) In the event of a "change of control" of the Company (as defined below), the Board will accelerate the removal of all restrictions relating to all or a portion of the outstanding restricted shares. Involuntary termination of Board service, except for cause, following a change of control will result in immediate lapse of the forfeiture provisions relating to all of the affected director's restricted shares. In any situation involving acceleration of the removal of restrictions relating to the awarded shares upon a change of control, the Board will repurchase all such shares which were awarded more than six months prior to the change of control at the then fair market price instead of

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releasing the shares to the participant owning such shares. For purposes of this
Plan, a "change of control" of the Company shall mean a change of control of a nature that would be required to be reported in response to item 1(a) of Form
8-K promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (e) All shares with respect to which the restrictions are not removed in accordance with the provisions of this Plan shall be forfeited and shall revert to the Treasury of the Company. All awarded shares shall remain subject to the Plan's restrictions prohibiting sale or transfer of such shares during the period of time while the participant continues to serve as a director of the Company, and for a period of six (6) months thereafter. Notwithstanding any other provision of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

6.   Amendment or Termination of Plan

The Company reserves the right to amend, modify or terminate this Plan at any time by action of its Board of Directors, provided that such action shall not adversely affect any participant's rights under the provisions of this Plan with respect to awards of restricted stock which were made prior to such action, and further provided that any change in eligibility under the Plan or in the number of shares available for grant under the Plan will be subject to the approval of the shareholders of the Company. In no event, however, shall the provision of
Section 5 be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

7.    Administration of Plan

This Plan shall be administered by the Employee Compensation and Management Development, Committee (hereinafter referred to as the "'Administrator") . All decisions which are made by the Administrator with respect to interpretation of the terms of the Plan, or with respect: to any questions or disputes arising under this Plan, shall be final and binding on the Company and on the participants and their heirs or beneficiaries.

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8.    Recapitalization

In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of a recapitalization, merger, consolidation, dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Board of Directors of the Company will make appropriate adjustments in the number of shares available for delivery pursuant to the provisions of this Plan and the number of shares to be awarded to each participant under this Plan.

9.    Compliance with Section 16

Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

10.    Cessation of Awards

Notwithstanding any other provision of the Plan, no further awards of restricted stock shall be made under the Plan after June 23, 1994.



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